 Exhibit 10.13

SECOND AMENDMENT

TO THE

BB&T NON-QUALIFIED DEFINED BENEFIT PLAN

(January 1, 2012 Restatement)

WHEREAS, the BB&T Non-Qualified Defined Benefit Plan (the “Plan”), which was established as of January 1, 1988, and which was originally known as the Branch Banking and Trust Company Supplemental Executive Retirement Plan, is currently maintained by BB&T Corporation (the “Company”) under a January 1, 2012 restated plan document; and

WHEREAS, the Company wishes to amend the Plan to address the merger of the Susquehanna Bancshares, Inc. Supplemental Executive Retirement Plan into the Plan;

NOW, THEREFORE, effective as of December 31, 2015, the Plan is hereby amended in the manner hereinafter set forth:

1. Appendix F in the form attached hereto is hereby added to the Plan.

IN WITNESS WHEREOF, this Second Amendment to the BB&T Non-Qualified Defined Benefit Plan (January 1, 2012 Restatement) is executed on behalf of the Company on this ____ day of _________________, 2015.

BB&T CORPORATION

By:

Title:	Senior Executive Vice President

APPENDIX F

Merger of Susquehanna SERP

Effective December 31, 2015, all accruals ceased under the Susquehanna Bancshares, Inc. Supplemental Executive Retirement Plan (the “Susquehanna SERP”), and the Susquehanna SERP was merged into the Plan. Except as provided below, executives whose accrued benefits under the Susquehanna SERP were merged into the Plan at such time shall be Participants subject to the terms of the Plan. Such Participants shall be eligible to accrue benefits under the Plan after 2015 based on the terms of the Plan and based only on their compensation and service after 2015.

(A)	Amount of Benefit.

The amount of a Participant’s Susquehanna SERP benefit under the Plan (the “Susquehanna Benefit”) shall equal the amount of his benefit under the Susquehanna SERP as of December 31, 2015. All such benefits shall be 100% vested.

Notwithstanding the foregoing, the following modifications shall apply to determine the amount of a Susquehanna Benefit on December 31, 2015 for any such Participants still employed on December 31, 2015.

1.	The Participant’s Plan Account balance under the Susquehanna SERP at December 31, 2015 shall be credited with interest at an annual rate of 4% from December 31, 2015 to the Participant’s Normal Retirement Age.
2.	The Plan Account balance determined under subsection 1 above shall be converted to a single life annuity using a 6% interest rate assumption and the mortality table prescribed under Code section 417(e)(3) for distributions in 2015.
3.	Any reductions in Susquehanna Benefit amounts for commencement prior to Normal Retirement Age shall be based on the normal actuarial assumptions used under the Plan for such purposes.
(B)	Payment of Benefit.

Payment of a Susquehanna Benefit shall be made in accordance with the following provisions and the benefit payment provisions of Articles IV, V and VI of the Plan shall not apply (except as indicated below).

1.	Normal Form and Time of Payment. The Susquehanna Benefit payable to a Participant shall commence on the Participant’s Annuity Starting Date in the form of a life annuity payable monthly to the Participant. If no optional form of payment election is made by a Participant, a Married Participant shall receive a 100% joint and survivor annuity, and a Participant who is not Married shall receive a single life annuity.

No Susquehanna Benefit shall be distributed to any Participant who is a Specified Employee by reason of such Participant’s Separation from Service until the date that is six months following the date of the Participant’s Separation from Service as required pursuant to Code section 409A(a)(2)(B)(i). Any benefit payments so delayed shall be paid in the seventh month following Separation from Service without interest.

Each Participant or Beneficiary receiving a Susquehanna Benefit in the form of an annuity paid on a monthly basis shall receive an additional payment at the same time as the first payment of such monthly annuity that is equal to the monthly annuity payment. The effect of this is that the first payment of any monthly annuity shall generally be double the normal monthly annuity so as to provide an additional benefit that makes up for the 30-day waiting period following Separation from Service.

2.	Optional Forms: Prior to the commencement of Susquehanna Benefit payments, a Participant may elect to receive payment in any of the optional annuity forms under Section 5.2.1 of the Plan or in a single life annuity (as defined in Section 5.2 of the Plan). Any conversion of a Participant’s normal form of annuity to an optional form of annuity shall be based on the normal actuarial assumptions used under the Plan for such calculations.
3.	Death Benefit. In the event a Participant dies while still employed or in the event a Participant with a vested Susquehanna Benefit dies after his or her Separation from Service, but before his or her Annuity Starting Date, the Participant’s death benefit shall be distributed as follows:
(a)	If a Participant is Married and either actively employed immediately prior to the Participant’s death, or is on leave due to a condition that qualifies as a long-term Disability immediately prior to the Participant’s death, the Participant’s surviving spouse shall receive a benefit as though the Participant had elected a 100% joint and survivor annuity, commencing as of the Participant’s Annuity Starting Date, and immediately thereafter died. If a Participant with a vested Susquehanna Benefit has terminated employment, dies prior to his or her Annuity Starting Date and was Married immediately prior to the Participant’s death, the Participant’s spouse shall receive a benefit commencing as of the Participant’s Annuity Starting Date determined as though the Participant had elected a 100% joint and survivor annuity, commencing as of the Participant’s Annuity Starting Date, and immediately thereafter died.
(b)	If a Participant dies while still employed, is not Married immediately prior to his or her death, but has surviving children, the Participant’s Susquehanna Benefit shall be divided among and distributed to the Participant’s children as soon as practicable following the Participant’s death. If a Participant with a vested Susquehanna Benefit dies after his or her Separation from Service but prior to his or her Annuity Starting Date, and is not Married immediately prior to his or her death, but has surviving children, the Participant’s Susquehanna Benefit shall be divided among and distributed to the Participant’s children as soon as practicable following the Participant’s death.

(c)	If a Participant dies while still employed, is not Married immediately prior to his or her death and has no surviving children, the Participant’s Susquehanna Benefit shall be distributed to the Participant’s estate as soon as practicable following the Participant’s death. If a Participant with a Susquehanna Benefit dies after his or her Separation from Service but prior to his or her Annuity Starting Date, and is not Married immediately prior to his or her death and has no surviving children, the Participant’s Susquehanna Benefit shall be distributed to the Participant’s estate as soon as practicable following the Participant’s death.

4.	Lump Sum Cashouts. Notwithstanding anything in this Appendix F to the contrary, if the value of a Participant’s Susquehanna Benefit, together with the value of all other benefits aggregated with his Susquehanna Benefit under Treasury Regulation section 1.409A-1(c)(2), does not exceed the applicable dollar amount then in effect under Code section 402(g)(1)(B) at any time, the Susquehanna Benefit, plus all such aggregated benefits, may be paid in a single-sum distribution at the discretion of the Committee. The calculation of such lump sum amount shall be based on the normal actuarial assumptions used under the Plan for such calculations.

(C)	Definitions.

For purposes of this Appendix F, the following terms shall have the meanings provided for under the Susquehanna SERP prior to its merger into the Plan as of December 31, 2015:

•	Annuity Starting Date
•	Disability
•	Married
•	Normal Retirement Age
•	Plan Account

.